Medgenics Appoints Former Chairman and CEO of UBS Financial Services Joseph J. Grano, Jr. to Board of Directors

MISGAV, Israel and SAN FRANCISCO (March 12, 2013) – Medgenics, Inc. (NYSE MKT: MDGN and AIM: MEDU, MEDG) (the “Company” or “Medgenics”), the developer of a novel platform technology for the sustained production and delivery of therapeutic proteins in patients using their own tissue, announces the appointment of Joseph J. Grano, Jr. to the Company’s Board of Directors effective March 15, 2013. Mr. Grano’s appointment fills the vacancy resulting from Gary Brukardt’s death in 2012.

Mr. Grano is Chairman and CEO of Centurion Holdings LLC, a provider of advisory services to public and private clients on all facets of business strategy and capital markets access. Previously he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS/PaineWebber), subsequent to the merger between UBS and PaineWebber in 2000. Prior to joining PaineWebber he held various senior management positions at Merrill Lynch including Director of National Sales.

“We are honored to welcome Joe Grano to our Board of Directors. His considerable experience and business acumen will be invaluable assets to Medgenics as we develop our proprietary Biopump technology for the sustained production and delivery of therapeutic proteins from the patients’ own dermis. His wealth of knowledge will be a welcome addition to our Board of leading business and biotechnology executives,” stated Andrew L. Pearlman, Chief Executive Officer of Medgenics.

“I am delighted to be joining the Medgenics Board of Directors at this exciting stage of its clinical development. The Biopump technology represents a potential breakthrough in the way we treat a number of chronic diseases and conditions. I am encouraged by the multitude of opportunities this versatile platform technology can address and look forward to helping Medgenics reach the next level,” commented Mr. Grano.

Mr. Grano is the former Chairman of the Board of Governors of NASD and was a member of the NASD’s Executive Committee. He was appointed by President George W. Bush in 2002 to serve as the Chairman of the Homeland Security Advisory Council, a position he held until August 2005.

Mr. Grano was a captain in the U.S. Special Forces (Green Berets), and is a member of the City University of New York's Business Leadership Council and a former member of the National Board of D.A.R.E. He holds honorary Doctor of Law degrees from Pepperdine University and Babson College, as well as an honorary Doctor of Human Letters degree from Queens College. He served on the Board of Directors of the YMCA of Greater New York and of Lenox Hill Hospital in New York City.

In connection with Mr. Grano’s appointment, the Compensation Committee of Medgenics’ Board of Directors granted Mr. Grano an inducement award consisting of stock options covering up to 300,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a per share exercise price of $4.99, representing the closing price of the Common Stock on the last trading day before the grant date. These options have a five-year term, with 100,000 shares of Common Stock underlying such options vesting immediately and the remaining underlying shares vesting equally on March 15, 2014 and March 15, 2015, subject to his continuous service through each vesting date. The Compensation Committee of Medgenics’ Board of Directors, which is comprised solely of independent directors, granted this award on March 7, 2013 pursuant to a stand-alone award agreement outside of Medgenics’ Stock Incentive Plan as inducements material to Mr. Grano’s acceptance of his appointment to the Board of Directors in accordance with Section 711 of the NYSE MKT Company Guide and subject to approval of NYSE MKT of an additional listing application covering the shares underlying such options.

About Medgenics

Medgenics is developing and commercializing Biopump™, a proprietary tissue-based platform technology for the sustained production and delivery of therapeutic proteins using the patient's own tissue for the treatment of a range of chronic diseases including anemia, hepatitis and hemophilia, among others. For more information, visit the Company’s website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics, Inc.
Dr. Andrew L. Pearlman, +972 4 902 8900
andrew.pearlman@medgenics.com
or
LHA
Anne Marie Fields, 212-838-3777
afields@lhai.com
@LHA_IR_PR
or
Abchurch Communications
Adam Michael/Joanne Shears/Jamie Hooper
+44 207 398 7719
jamie.hooper@abchurch-group.com
or
Nomura Code Securities (NOMAD & Joint Broker)
Jonathan Senior/Giles Balleny,
+44 207 776 1200
or
SVS Securities plc (Joint Broker)
Alex Mattey/Ian Callaway
+44 207 638 5600

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